EXHIBIT 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended March 31, 2025 and 2024
and the Quarter and Year Ended December 31, 2024

	Unaudited
	Commercial	Defense, Space
(In millions)	Aerospace	& Other	Total

First Quarter 2025
Composite Materials	$241.8	$123.5	$365.3
Engineered Products	38.3	52.9	91.2
Total	$280.1	$176.4	$456.5
	61%	39%	100%
Fourth Quarter 2024
Composite Materials	233.8	141.5	$375.3
Engineered Products	44.5	54.0	98.5
Total	278.3	195.5	$473.8
	59%	41%	100%

First Quarter 2024
Composite Materials	251.5	128.0	$379.5
Engineered Products	47.8	45.0	92.8
Total	299.3	173.0	$472.3
	64%	36%	100%

Fiscal Year 2024
Composite Materials	$1,008.2	$522.8	$1,531.0
Engineered Products	186.0	186.0	372.0
Total	$1,194.2	$708.8	$1,903.0
	63%	37%	100%